Exhibit 10.11

EMPLOYEE FORM

Name of Participant:	[__________]
Number of Shares of Stock subject to the SAR:	[__________]
Exercise Price Per Share:	$[__________]
Date of Grant:	[__________]
Original Grant Date	[__________]

WATERS CORPORATION

2026 EQUITY BASED COMPENSATION PLAN

GLOBAL SAR AWARD AGREEMENT

This agreement (this “Agreement”) including any appendix hereto containing country-specific terms and conditions (each an “Appendix”, and collectively the “Appendices”) evidences a stock appreciation right granted by Waters Corporation (the “Company”) to the individual named above (the “Participant”), pursuant to and subject to the terms and conditions of the Waters Corporation 2026 Equity-Based Compensation Plan (as from time to time amended and in effect, the “Plan”). Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1. Grant of SAR. On the date of grant set forth above (the “Date of Grant”), the Company granted to the Participant a stock appreciation right (the “SAR”) pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, with respect to the number of shares of Stock set forth above (the “Shares”), with an exercise price per Share as set forth above, in each case, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2. Vesting. The term “vest” as used herein with respect to the SAR (or any portion thereof) means to become exercisable and the term “vested” with respect to the SAR (or any portion thereof) means that the SAR (or portion thereof) is then exercisable. The SAR shall continue to vest in accordance with the vesting terms to which the SAR was subject as of immediately before the Effective Time (as defined in the Employee Matters Agreement), as shown in the Participant’s Fidelity account.

3. Exercise of the SAR.

(a) No portion of the SAR may be exercised until such portion vests. Each election to exercise any vested portion of the SAR will be subject to the terms and conditions of the Plan and must be in written or electronic form acceptable to the Administrator, signed (including by electronic signature) by the Participant or, if at the relevant time the SAR has passed to a permitted transferee, the permitted transferee. Each such written or electronic exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe. The latest date on which the SAR or any portion thereof may be exercised is the tenth (10th) anniversary of the Date of Grant (the “Final Exercise Date”) and, if not exercised by such date, the SAR or any remaining portion thereof will thereupon immediately terminate. No Shares will be issued pursuant to this Agreement unless and until all legal requirements applicable to the issuance or transfer of such Shares have been complied with to the satisfaction of the Administrator.

4. Cessation of Employment. If the Participant’s Employment is terminated by the Company or any of its Subsidiaries within one year following the Grant Date for any reason other than Cause, the portion of the SAR that is outstanding and unvested shall vest in full as of immediately prior to such termination and shall remain exercisable in accordance with Exhibit B to the Plan. If the Participant’s Employment ceases for any other reason, the SARs will be treated in accordance with Exhibit B to the Plan.

5. Company Policies. By accepting the SAR, the Participant expressly acknowledges and agrees that the Participant’s rights, and those of any permitted transferee, with respect to the SAR, including the right to any Shares acquired under the SAR or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). The Participant further agrees to be bound by the terms of any clawback, recoupment or similar policy of the Company or any of its Affiliates and any policy of the Company or any of its Affiliates that relates to trading on non-public information and permitted transactions with respect to shares of Stock, including limitations on hedging and pledging. Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

6. Nontransferability. The SAR may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan. Shares issued in respect of the SAR may be transferred subject to compliance with applicable law and the terms of any policies of the Company or any of its Affiliates.

7. Withholding. The Participant expressly acknowledges and agrees that the Participant’s rights hereunder, including the right to be issued Shares upon exercise of the SAR, are subject to the Participant promptly paying to the Company in cash or by check (or by such other means as may be acceptable to the Administrator) all taxes required to be withheld with respect to the SAR. No Shares will be issued pursuant to the exercise of the SAR unless and until the person exercising the SAR has remitted to the Company an amount in cash sufficient to satisfy any federal, state, or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Participant authorizes the Company and its subsidiaries to withhold such amount from any amounts otherwise owed to the Participant, but nothing in this sentence will be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 7.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been made available to the Participant. By accepting the SAR, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9. Acknowledgements. The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument; (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder; and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

10. Appendices. Notwithstanding any provisions in this Agreement, the Award shall be subject to the additional general terms and conditions for Participants in countries outside the United States as well as any additional terms and conditions for the Participant’s country, all as set forth in the Appendices attached hereto. If the Participant transfers from the United States to a country outside the United States, or if the Participant relocates between countries included in the Appendices during the life of the Award, the applicable terms and conditions in the Appendices shall apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary for legal or administrative reasons.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

WATERS CORPORATION

By:
Name:
Title:

Agreed and Accepted:

By
[Participant’s Name]

[Signature Page to Global SAR Award Agreement]

APPENDIX A

GENERAL TERMS AND CONDITIONS FOR PARTICIPANTS IN COUNTRIES OUTSIDE THE UNITED STATES

The following terms and conditions apply to Participants who reside and/or work outside the United States or who are otherwise subject to the laws of a country other than the United States. In general, the terms and conditions in this Appendix supplement the provisions of the Agreement, unless otherwise indicated herein.

1. Cessation of Employment. For purposes of the Award, the Participant’s employment or other association with the Company and its Affiliates will be considered terminated as of the date the Participant is no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any), and unless otherwise expressly provided in this Agreement or the Plan, the Participant’s right to vest in the Award, if any, will terminate as of such date and the period during which the Participant may exercise the Award after termination will be calculated as of such date. In either case, such date will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). The Administrator shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence).

2. Tax Consequences. The Participant acknowledges that, regardless of any action taken by the Company and/or, if different, the Affiliate that employs the Participant or for which the Participant otherwise provides services (the “Employer”), with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable or deemed legally applicable to the Participant (“Tax-Related Items”) the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or issuance of the Shares, the subsequent sale of the Shares and the receipt of any dividends; and (ii) do not commit to and are under no obligation to structure or administer the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

In connection with any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy any applicable withholding obligations or rights with regards to Tax-Related Items. In this regard, the Participant specifically authorizes the methods of withholding enumerated in Section 7 (“Withholding”) of the Agreement and Section 6(a)(6) of the Plan.

The Company may withhold or account for Tax-Related Items by considering statutory or other withholding rates, including minimum or maximum rates applicable in my jurisdiction(s). In the event of over-withholding, the Participant may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent in Common Stock), or if not refunded, the Participant may need to seek a refund from the local tax authorities. In the event of under-withholding, the Participant may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. In addition, if the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested Award, notwithstanding that a number of the Shares is held back solely for the purpose of paying the Tax-Related Items.

3. Nature of Grant. In accepting the Award, the Participant acknowledges, understands and agrees that:

(a)

the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted in the past;

(b)	the Participant is voluntarily participating in the Plan;

(c)

the Award and the Shares subject to the Award, and the income and value of same, are not part of normal or expected compensation for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(d)

no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of the Participant’s employment or other association with the Employer, the Company or any of its Affiliates (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any);

(e)

unless otherwise provided in the Plan or by the Company in its discretion, the Award and the benefits evidenced by this Agreement do not create any entitlement to have the Award or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company;

(f)	the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty; and

(g)

neither the Company, the Employer nor any other Affiliate Company shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.

4. Language. The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

5. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

6. Foreign Asset/Account, Exchange Control and Tax Reporting. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control, tax reporting or other requirements which may affect the Participant’s ability acquire or hold the Award or Shares under the Plan or cash received from participating in the Plan (including dividends and the proceeds arising from the sale of Shares) in a brokerage/bank account outside the Participant’s country. The applicable laws of the Participant’s country may require that he or she report such Shares, accounts, assets or transactions to the applicable authorities in such country and/or repatriate funds received in connection with the Plan to the Participant’s country within a certain time period or according to certain procedures. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable requirements and should consult his or her personal legal advisor to ensure compliance with applicable laws.

APPENDIX B

COUNTRY-SPECIFIC TERMS AND CONDITIONS

The additional terms and conditions set forth below are specifically incorporated into the Global SAR Award Agreement (together, the Agreement and the Appendices are referred to herein as the “Agreement”). These terms and conditions govern the Award granted to the Participant under the Plan if the Participant works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than that in which the Participant is currently working, transfer employment to another country after the Award is granted to the Participant, or is considered a citizen or resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

The information in this Appendix is based on the securities, exchange control and other laws in effect in the respective countries as of February 2026. Such laws are often complex and change frequently. As a result, the Participant should not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Participant vests in or exercises the Award or sells any Shares acquired under the Plan. Due to the complexities of legal, regulatory and tax issues, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s individual situation.

Certain capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan and/or the Global SAR Award Agreement.

ARGENTINA

Compliance with the Law. By accepting the Award, the Participant acknowledges his or her agreement to comply with applicable Argentine laws and, regardless of any action taken by the Company or the Employer, to pay any and all applicable Tax-Related Items.

Securities Law Information. Neither the Award nor the underlying Shares are publicly issued, placed, distributed, offered, registered or listed on any stock exchange or capital market in Argentina and, as a result, have not been and will not be registered with the Argentine Securities Commission (Comisión Nacional de Valores). Neither this Agreement nor any other offering material related to the Award, nor the underlying Shares may be utilized in connection with any general offering to the public in Argentina. Argentine residents who acquire Awards under the Plan do so under their own responsibility according to the terms of a private offering made from outside Argentina. Any Argentine resident who acquires Shares shall not transfer such Shares to any person within six (6) months of acquiring the Shares, unless the transaction is concluded outside Argentina and the Shares are not sold back to the Company. Accordingly, the transfer restriction should not apply if Shares are sold on the New York Stock Exchange.

AUSTRALIA

SECURITIES LAW INFORMATION. THE GRANT OF THE AWARD IS BEING MADE PURSUANT TO DIVISION 1A, PART 7.12 OF THE CORPORATIONS ACT 2001 (CTH). IF THE PARTICIPANT OFFERS SHARES FOR SALE TO A PERSON OR ENTITY RESIDENT IN AUSTRALIA, THE OFFER MAY BE SUBJECT TO DISCLOSURE REQUIREMENTS UNDER AUSTRALIAN LAW. THE PARTICIPANT PERSONALLY SHOULD OBTAIN LEGAL ADVICE ON APPLICABLE DISCLOSURE OBLIGATIONS PRIOR TO MAKING ANY SUCH OFFER.

AUSTRIA

There are no country-specific provisions.

BANGLADESH

There are no country-specific provisions.

BELGIUM

There are no country-specific provisions.

BRAZIL

Compliance with Law. By accepting the Award, the Participant agrees to comply with all applicable Brazilian laws and pay any and all applicable Tax-Related Items associated with the vesting or exercise of Award and the issuance and/or sale of Shares acquired under the Plan or the receipt of dividends.

Labor Law Acknowledgement. By accepting the Award, the Participant understands, acknowledges and agrees that, for all legal purposes (i) the Participant is making an investment decision, and (ii) the value of the underlying Shares is not fixed and may increase or decrease in value over the vesting period without compensation to the Participant.

CANADA

Award Settled in Stock Only. Notwithstanding any discretion contained in the Plan or the Agreement, any Award granted to a Participant subject to tax in Canada shall be settled in Shares only and any such Award does not provide any right for the Participant to receive a cash payment.

Cessation of Employment. This provision replaces Section 1 (“Cessation of Employment”) section of Appendix A:

Except as explicitly and minimally required under applicable legislation, or otherwise provided for in the Agreement, and for purposes of the Award: (i) the Participant’s Employment will be considered terminated (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or rendering services or the terms of the Participant’s employment or other service agreement, if any); and (ii) the Participant’s right (if any) to earn, seek damages in lieu of, vest in or otherwise benefit from or participate in the Plan, and any portion of the Award and the Shares subject to the Award granted to the Participant under the Plan, will be measured by and terminate effective as of the date that is the earlier of: (A) the date the Participant receives written notice of termination from the Employer; and (B) the date the Participant is no longer actively rendering services to the Employer, the Company or any other Affiliate (the “Termination Date”).

Except to the extent explicitly and minimally required under applicable legislation, the Termination Date will exclude any period during which notice, pay in lieu of notice or related payments or damages are provided or required to be provided under statute, contract, common/civil law or otherwise. The Participant will not earn or be entitled to any pro-rated vesting, exercisability or other participation for that portion of time before the Termination Date (as determined under this provision), nor will the Participant be entitled to any compensation for lost vesting, exercisability or other participation.

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting or other participation during a statutory notice period, the Participant’s right to vest in the Award or otherwise participate in or benefit from the Plan, if any, shall terminate effective as of the last day of the Participant’s minimum statutory notice period. For clarity, the Participant shall not earn or be entitled to pro-rated vesting, exercisability or other participation if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting, exercisability or other participation. For further clarity, any reference to a termination of the Participant’s Employment under the Plan or the Agreement will be interpreted to mean the Termination Date as defined above.

The following provisions will apply if the Participant is a resident of Quebec:

Language: A French translation of the Plan and the Agreement will be made available to the Participant upon written request. Unless the Participant indicates otherwise, the French translation of the Plan and the Agreement will govern the Participant’s participation in the Plan.

Langue. Une traduction française du Régime et de la Convention sera mise à votre disposition du Participant sur demande écrite. À moins que vous n’indiquiez le contraire, la traduction française du Régime et de la Convention régira votre participation au Régime.

CHILE

Securities Law Information. The Plan constitutes a private offering of securities in Chile effective as of the date of the offer and is expressly subject to general ruling N° 336 of the Chilean Commission for the Financial Market (“CMF”). The offer refers to securities not registered at the securities registry or at the foreign securities registry of the CMF, and, therefore, such securities are not subject to oversight of the CMF. Given that the Plan is not registered in Chile, the Company is not required to provide public information about the Plan or the Shares in Chile. Unless the securities and/or the Shares are registered with the CMF, a public offering of such securities cannot be made in Chile.

CHINA

The following applies only to Participants who are exclusively citizens of the People’s Republic of China (“PRC”) and who reside in mainland China or Participants who are otherwise subject to the exchange control laws in China, including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion.

SAFE Approval Requirement. The Participant may not be permitted to vest in and/or exercise the Award unless and until the necessary approvals for the Plan have been obtained from SAFE and remain in place, as determined by the Company in its sole discretion. Further, the Company is under no obligation to vest the Award, permit exercise and/or issue Shares subject to the Award if the Company has not obtained the requisite SAFE approval or if any such SAFE approval subsequently become invalid or ceases to be in effect by the time the Participant vests in the Award.

Forfeiture Upon Termination of Employment. Notwithstanding anything to the contrary in the Agreement of the Plan, to the extent not earlier settled, exercised, forfeited, canceled of otherwise extinguished, the Award shall be forfeited on the date that is six (6) months from the date of termination of Employment (for any reason), or on any earlier date after termination of Employment as may be required under SAFE regulations or rules, and thereafter the Participant shall have no entitlement to the underlying Shares.

Cashless Exercise Restriction. In the case of SAR Awards, notwithstanding any provision of the Agreement to the contrary, due to regulatory requirements in China, the Participant may pay the exercise price only pursuant to the special sale and remittance procedure. Under this procedure (also called a same-day sale exercise), the Participant (or any other person or persons exercising the SAR) shall concurrently provide irrevocable instructions (i) to a Designated Broker to effect the immediate sale of all of the purchased Shares so that such Designated Broker can remit to the Company, on the settlement date, sufficient funds out of the resulting sale proceeds to cover the aggregate exercise price payable for all the purchased shares plus all applicable Tax-Related Items, brokers’ fees or commissions and (ii) to the Company to deliver the purchased Shares directly to such Designated Broker on such settlement date. The Participant will not be permitted to acquire and hold Shares upon exercise. The Company reserves the right to provide the Participant with additional methods of exercise depending on the development of local law.

The Participant acknowledges and understands that the Designated Broker is under no obligation to arrange for the sale of the Shares at any particular price. The Participant further acknowledges that there may be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant. The payment of any cash proceeds in connection with the Plan will be subject to the repatriation requirements described below.

Exchange Control Restrictions. By accepting the Award, the Participant understands and agrees that, due to exchange control laws in China, the Participant will be required to immediately repatriate all proceeds from the Participant’s participation in the Plan, including any cash proceeds paid in settlement of the Award or proceeds from the sale of Shares issued upon vesting, exercise or settlement of the Award to China. The Participant further understands that, under local law, such repatriation of the cash proceeds will need to be effected through a special exchange control account established by the Company, the Employer, or another Affiliate in China, and the Participant hereby consents and agrees that the proceeds resulting from the Participant’s participation in the Plan may be transferred to such special account prior to being delivered to the Participant. Proceeds may be paid in U.S. dollars or local currency at the Company’s discretion. If the proceeds are paid in U.S. dollars, the Participant understands that the Participant may be required to set up a U.S. dollar bank account in China so that the proceeds may be deposited into this account. If the proceeds are converted to local currency, the Participant acknowledges that the Company, the Employer or any other Affiliate in China are under no obligation to secure any currency conversion rate, and may face delays in converting the proceeds to local currency due to exchange control restrictions in China. The Participant acknowledges and agrees that the Participant bears the risk of any fluctuation in the U.S. dollar exchange rate between the dates that the Participant’s Award is vested, exercised or settled, the proceeds are delivered to the special exchange control account and the date of conversion of the proceeds to local currency.

The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Administration. The Company, the Employer, and any of its other Affiliates shall not be liable for any costs, fees, lost interest or dividends or other losses that the Participant may incur or suffer resulting from the enforcement of the terms of this Appendix B or otherwise from the Company’s operation and enforcement of the Plan, the Agreement, and this Award in accordance with any applicable laws, rules, regulations and requirements.

CZECH REPUBLIC

There are no country-specific provisions.

DENMARK

STOCK OPTION ACT. The Participant acknowledges receipt of the Employer Statement in Danish which sets forth additional terms of the award to the extent that the Danish Stock Options Act applies.

EGYPT

There are no country-specific provisions.

FINLAND

There are no country-specific provisions.

FRANCE

Consent to Receive Information in English. By accepting the Award, the Participant confirms having read and understood this Appendix, the Agreement and the Plan, including all terms and conditions included therein, which were provided in the English language and the Participant accepts the terms of these documents accordingly.

Consentement relatif à la réception d’informations en langue anglaise. En acceptant l’Attribution, le Participant confirme avoir lu et compris la présente Annexe, le Contrat et le Plan, y compris tous leurs termes et conditions, qui ont été transmis en langue anglaise et le Participant accepte les termes et conditions de ces documents en connaissance de cause.

Award Not French-qualified. The Awards granted under this Agreement are not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-6, Sections L.225-177 to L. 225-186 and Sections L.22-10-56 to L. 22-10-60 of the French Commercial Code, as amended.

GERMANY

There are no country-specific provisions.

HONG KONG

Securities Law Notice. Warning: The Participant is advised to exercise caution in relation to the offer. The Award and any Shares to be issued pursuant to the Award do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Plan, the Agreement, and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a ‘prospectus’ for a public offering of securities under the applicable companies and securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. The Agreement and the incidental communication materials are intended only for the personal use of each eligible employee and not for distribution to any other persons. If the Participant has any doubt about any of the contents of the Agreement or the Plan, the Participant should obtain independent professional advice.

Award Settled in Shares Only. Notwithstanding any discretion contained in the Plan or the Agreement, any Award granted to a Participant in Hong Kong shall be settled in Shares only and any such Award does not provide any right for the Participant to receive a cash payment.

Sale of Shares. In the event the Participant’s Award vests or is exercised and Shares are issued to the Participant within six months of the Date of Grant, the Participant agrees that the Participant will not dispose of such Shares prior to the six-month anniversary of the Date of Grant.

HUNGARY

There are no country-specific provisions.

INDIA

There are no country-specific provisions.

INDONESIA

Language Consent and Notification. By accepting the Award, the Participant (i) confirms having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accepts the terms of those documents accordingly, and (iii) agrees not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Persetujuan dan Pemberitahuan Bahasa. Dengan menerima pemberian penghargaan ekuitas

(Award) ini, Peserta (i) memberikan konfirmasi bahwa dirinya telah membaca dan memahami dokumen-dokumen berkaitan dengan pemberian ini (yaitu, Pemberian, Perjanjian Penghargaan dan Program) yang disediakan dalam Bahasa Inggris, (ii) menerima persyaratan di dalam dokumen-dokumen tersebut, dan (iii) setuju untuk tidak mengajukan keberatan atas keberlakuan dari dokumen ini berdasarkan Undang-Undang No. 24 Tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan ataupun Peraturan Presiden sebagai pelaksanaannya (ketika diterbitkan)

IRELAND

There are no country-specific provisions.

ITALY

Plan Document Acknowledgement. By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Agreement, including this Appendix. The Participant further acknowledges that the Participant has reviewed each of these documents in their entirety and that the Participant fully understands and accepts all provisions of such documents.

Specifically, the Participant acknowledges having read and expressly approves Section 2 (“Vesting”), Section 3 (“Cessation of Employment”) and Section 7 (“Withholding”) of the Agreement; Section 1 (“Cessation of Employment”), Section 2 (“Tax Consequences”), Section 3 (“Nature of Grant”), and Section 6 (“Language”) of Appendix A.

JAPAN

There are no country-specific provisions.

KOREA

There are no country-specific provisions.

MALAYSIA

There are no country-specific provisions.

MEXICO

Labor Law Acknowledgement. By accepting the Award, the Participant acknowledges that the Participant understands and agrees that: (i) the Award is not related to the Participant’s salary or any other contractual benefits provided to the Participant by the Company or the Participant’s Employer; and (ii) any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

Policy Statement. By accepting the Award, the Participant acknowledges that the Participant understands and agrees that the grant the Company is making under the Plan is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability to the Participant.

The Company, with registered offices at 34 Maple Street, Milford, MA 01757, U.S.A., is solely responsible for the administration of the Plan. The Participant’s participation in the Plan, acquisition of the Award or acquisition of Shares as a result of the vesting or exercise of such Award does not in any way establish an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis and [Insert Name of Entity] is the Participant’s sole employer, nor does it establish any rights between the Participant and the Participant’s Employer.

Finally, the Participant hereby declares that the Participant does not reserve any action or right to bring any claim against the Employer, the Company or any other Affiliate for any compensation or damages as a result of participation in the Plan, and the Participant therefore grants a full and broad release to the Employer, the Company and any other Affiliate with respect to any claim that may arise.

Plan Document Acknowledgement. By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan, have reviewed the Plan and the Agreement, including this Appendix, in their entirety, and fully understands and accepts all provisions of the Plan and the Agreement, including this Appendix.

In addition, by executing the Agreement, the Participant further acknowledges that the Participant has read and specifically and expressly approves the terms and conditions in Section 3 (“Nature of Grant”) of Appendix A and acknowledges: (i) participation in the Plan does not constitute an acquired right; (ii) the Plan and participation in the Plan is offered by the Company on a wholly discretionary basis; (iii) participation in the Plan is voluntary; and (iv) neither the Company, the Employer nor any other Affiliate is responsible for any decrease in the value of the underlying Shares.

Spanish Translation

Reconocimiento de la Ley Laboral. Al aceptar el Premio, el Participante reconoce que entiende y acepta que: (i) el Premio no se encuentra relacionado con el salario del Participante o cualquier otra prestación contractual proporcionada al Participante por la Compañía o el Patrón del Participante; y (ii) cualquier modificación del Plan o su terminación no constituye un cambio o impedimento a los términos y condiciones de la relación de trabajo del Participante.

Declaración de la Política. Al aceptar el Premio, el Participante reconoce que entiende y está de acuerdo que el otorgamiento que la Compañía realiza bajo el Plan es unilateral y discrecional y por lo tanto, la Compañía se reserva el absoluto derecho de modificar o descontinuar el mismo en cualquier tiempo sin ninguna responsabilidad hacia el Participante.

La Compañía, con oficinas registradas en 34 Maple Street, Milford, MA 01757, U.S.A., es el único responsable para la administración del Plan. La participación del Participante en el Plan, la adquisición del Premio o la adquisición de Acciones como resultado de la maduración (“vesting”) o del ejercicio (“exercise”) de dicho Premio no establece de ninguna forma una relación de trabajo entre el Participante y la Compañía, ya que el Participante está participando en el Plan sobre una base estrictamente comercial y el único patrón del Participante es [Insert Name of Entity], así como tampoco genera derechos entre el Participante y su Patrón.

Finalmente, el Participante manifiesta que no se reserva ninguna acción o derecho de traer una reclamación en contra de su Patrón, la Compañía o cualquier otra Afiliada por cualquier compensación o daños como resultado de su participación en el Plan, y, por lo tanto, el Participante otorga el finiquito más amplio que en derecho proceda a su Patrón, la Compañía y cualquier otra Afiliada con respecto a cualquier demanda o reclamación que pudiera surgir.

Reconocimiento del Plan. Al aceptar el Premio, el Participante reconoce que ha recibido una copia del Plan, que ha revisado el mismo y el Convenio, incluyendo este Apéndice, en su totalidad, y que entiende completamente y acepta de todas las disposiciones contenidas en el Plan y el Convenio, incluyendo este Apéndice.

Adicionalmente, al firmar el Convenio, el Participante reconoce que ha leído y aprueba específica y expresamente de los términos y condiciones de la Sección 3 (“Naturaleza del Otorgamiento”) del Apéndice A y que reconoce que: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el mismo es ofrecido por la Compañía de manera estrictamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía, el Patrón y cualquier otra Afiliada no son responsables por cualquier disminución en el valor de las Acciones subyacentes el Premio.

NETHERLANDS

There are no country-specific provisions.

NEW ZEALAND

Securities Law information. WARNING: The Participant is being offered an Award which allows the Participant to acquire Shares in accordance with the terms of the Plan and the Agreement. The Shares, if issued, give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. The Participant may lose some or all of the Participant’s investment.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors to make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme (i.e., the Plan). As a result, the Participant may not be given all information typically provided to potential investors. The Participant will also have fewer other legal protections for this investment.

The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing himself or herself.

The Shares are listed on the New York Stock Exchange (the “NYSE”). This means that, if the Participant acquires Shares under the Plan, the Participant may be able to sell the Participant’s investment on the NYSE if there are interested buyers. The Participant may get less than the Participant’s investment. The price will depend on the demand for the Shares.

A copy of the Company’s most recent financial statements (and, where applicable, a copy of the auditor’s report on those financial statements), as well as information on risk factors impacting the Company’s business that may affect the value of the Shares, are included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. These documents have been filed with the U.S. Securities and Exchange Commission and are available to Participant free of charge online at www.sec.gov or on the Company’s “Investor Relations” website at Investor Relations—Waters.

NORWAY

There are no country-specific provisions.

POLAND

There are no country-specific provisions.

ROMANIA

There are no country-specific provisions.

SAUDI ARABIA

Securities Law Information. This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Rules on the Offer of Securities and Continuing Obligations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this document, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. The Participant should conduct the Participant’s own due diligence on the accuracy of the information relating to the securities. If the Participant does not understand the contents of this document, the Participant should consult an authorized financial adviser.

SINGAPORE

SECURITIES LAW NOTICE. The grant of the Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”), under which it is exempt from the prospectus and registration requirements and is not made with a view to the underlying shares being subsequently offered for sale to any other party. The Plan has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore and is not regulated by any financial supervisory authority pursuant to any legislation in Singapore. Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. The Participant should note that the SARs are subject to section 257 of the SFA and the Participant should not make (i) any subsequent sale of the Shares in Singapore or (ii) any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer is made (a) after six months from the Date of Grant or (b) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

SPAIN

Nature of Grant. This provision supplements Section 3 (“Nature of Grant”) of Appendix A:

By accepting the Award, the Participant consents to participation in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands and agrees that, as a condition of the grant of the Award, except as provided for under Section 1 (“Cessation of Employment”) of this Agreement and the Plan, the termination of the Participant’s Employment for any reason (including for the reasons listed below) will automatically result in the loss of the Award that may have been granted to the Participant and that have not vested on the date of termination.

In particular, the Participant understands and agrees that any unvested Award as of the Participant’s termination date will be forfeited without entitlement to the underlying Shares or to any amount as indemnification in the event of a termination by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective layoff on objective grounds, whether adjudged to be with cause or adjudged or recognized to be without cause, “despido improcedente,” material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, the Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant the Award under the Plan to individuals who may be employees of the Company, the Employer, or any other Affiliate. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company, the Employer, or any other Affiliate over and above the specific terms set forth in this Agreement. Consequently, the Participant understands that the Award is granted on the assumption and condition that the Award and the Shares issued at vesting or exercise shall not become a part of any employment or service contract (either with the Company, the Employer, or any other Affiliate) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the grant of the Award would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any grant to the Participant of the Award shall be null and void.

Securities Law Information. The Award and the Shares described in this Agreement do not qualify under Spanish regulations as securities. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWEDEN

Tax Obligations. The following provision supplements Section 7 (“Withholding”) of the Agreement as supplemented by Section 2 (“Tax Consequences”) of Appendix A:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in the tax withholding provisions of Section 7 (“Withholding”) of the Agreement and Section 2 (“Tax Consequences”) of Appendix A, in accepting the Award, the Participant authorizes the Company and/or the Employer to sell or withhold Shares otherwise deliverable to the Participant upon vesting or exercise to satisfy Tax-Related Items, regardless of whether the Company and/or the Employer have an obligation to withhold such Tax-Related Items.

SWITZERLAND

Securities Law Information. Neither this Agreement nor any other materials relating to the offer of Award (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of the Company or one of its Affiliates or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 of FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

TAIWAN

There are no country-specific provisions.

UNITED ARAB EMIRATES

Securities Law Information. Participation in the Plan is being offered only to eligible employees and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Agreement are intended for distribution only to such employees and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development has approved the Plan or the Agreement nor taken steps to verify the information set out therein, and has no responsibility for such documents.

UNITED KINGDOM

Responsibility for Taxes. The following provision supplements Section 7 (“Withholding”) of the Agreement as supplemented by Section 2 (“Tax Consequences”) of Appendix A:

Without limitation to Section 7 (“Withholding”) of the Agreement and Section 2 (“Tax Consequences”) of Appendix A, the Participant agrees that the Participant is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other tax or relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax or relevant authority) on the Participant’s behalf.